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                                                                  Exhibit No. 21


                                 Subsidiaries
                                 ------------



                                                   State or Other Jurisdiction
             Name                                  of Incorporation
             ----                                  ---------------------------

Pro-Soft Development Corp.                         California

The Chapel Hill Group - Technology Consultants,    North Carolina
Inc.

Net Guru Technologies, Inc.                        Illinois

Internet Certification Institute                   Ireland
International Limited